Exhibit 99.3

SECOND AMENDMENT
TO
ESPERION THERAPEUTICS, INC.
2017 INDUCEMENT EQUITY PLAN

A.The Esperion Therapeutics, Inc. 2017 Inducement Equity Plan (the “Plan”) is hereby amended by deleting the first sentence of Section 3(a) and substituting therefore the following:
“The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 2,650,000 shares, subject to adjustment as provided in Section 3(b).”
B.The effective date of this Second Amendment shall be August 22, 2023.
C.Except as amended herein, the Plan is confirmed in all other respects.

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